EXHIBIT NO. 10.1

McGRANE, GREENFIELD, HANNON & HARRINGTON LLP

40 SOUTH MARKET STREET, SECOND FLOOR, SAN JOSE, CALIFORNIA 95113

TELEPHONE (408) 995-5600 FAX (408) 995-0308

BERNARD S. GREENFIELD, SBN. 66017

BRIAN J. HANNON, SBN. 99750

McGRANE, GREENFIELD,

HANNON & HARRINGTON LLP

40 South Market Street, Second Floor

San Jose, California 95113

Telephone: (408) 995-5600

Attorneys for Plaintiff

JOHN ARRILLAGA, Trustee of the John Arrillaga

Survivor’s Trust UTA Dated 7/20/77

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SANTA CLARA

JOHN ARRILLAGA, Trustee of the John Arrillaga Survivor’s Trust UTA Dated 7/20/77,	Case No. 1-03-CV000500

STIPULATION TO STAY
Plaintiff,	ENFORCEMENT OF JUDGMENT

vs.

MICRO COMPONENT

TECHNOLOGY, INC., WHICH WILL

DO BUSINESS IN CALIFORNIA AS

MINNESOTA MICRO COMPONENT

TECHNOLOGY, INC. a Minnesota

corporation; and DOES 1 through 20,

inclusive,

Defendants.

This Stipulation to Stay Enforcement of Judgment (“Stipulation”), which for purposes of reference is dated May 11, 2005, is made by and between Plaintiff JOHN ARRILLAGA, Trustee of the John Arrillaga Survivor’s Trust UTA Dated 7/20/77, (“Plaintiff”) and Defendant MICRO COMPONENT TECHNOLOGY, INC. WHICH DOES BUSINESS IN CALIFORNIA AS MINNESOTA MICRO COMPONENT TECHNOLOGY, INC., a Minnesota corporation (“Defendant”).

STIPULATION TO STAY ENFORCEMENT OF JUDGMENT

Plaintiff and Defendant stipulate and agree as follows:

1.                                       On April 11, 2005, a Judgment (“Judgment”) was entered in favor of Plaintiff and against Defendant in the amount of $385,761.13 plus costs of suit, including attorney’s fees, as provided in Code of Civil Procedure Section 1033.5 in the files and records of the above-entitled court.  A copy of the Judgment is attached hereto as Exhibit “A” and incorporated herein by this reference.  This Judgment is fully valid and immediately enforceable and Defendant has no defense thereto.

2.                                       Plaintiff is entitled to recover all of his attorney’s fees and litigation expenses (whether or not they are allowable as costs in Code of Civil Procedure Section 1033.5.)  The total amount of attorney’s fees and litigation expenses is $99,999.59.  The parties stipulate and agree that the amount of such fees and expenses is reasonable.

3.                                       The total amount that Defendant owes Plaintiff, including attorney’s fees, litigation expenses, and accrued interest, is $546,532.32.  A spreadsheet itemizing the amount that Defendant owes Plaintiff is attached hereto as Exhibit “B” and incorporated herein by this reference.  The parties stipulate and agree that this amount is correct.

4.                                       The amount of the Judgment shall be increased to $546,532.32 and the Judgment shall be amended in the form attached hereto as Exhibit “C” (hereafter the “Amended Judgment”).  The Amended Judgment shall be fully valid and immediately enforceable.  Defendant acknowledges and agrees that no defense to the Amended Judgment exists and, accordingly, Defendant hereby waives and releases any right to seek any appellate review of the Amended Judgment.

5.                                       The Amended Judgment shall be filed and entered as a final judgment in the files and records of the above-entitled Court.  The Amended Judgment shall bear interest from and after May 11, 2005 at the annual rate of ten percent.

6.                                       Execution upon the Amended Judgment shall be stayed provided that Defendant pays to Plaintiff the sum of $442,779.25 plus interest at the annual rate of ten percent as follows:

(a)                                  On or before May 19, 2005, Defendant shall pay to Plaintiff the amount of $50,000.00;

(b)                                 Defendant shall thereafter make monthly payments to Plaintiff on the 15th day of each month, commencing June 15, 2005 and ending on October 15, 2007, in good funds, on the dates and in the amounts set forth in the Settlement Amortization Schedule (“Schedule”) attached hereto as Exhibit “D” and incorporated herein by this reference.  Defendant shall send such payments directly to: John Arrillaga, Trustee of the John Arrillaga Survivor’s Trust UTA Dated 7/20/77, % Peery/Arrillaga, 2560 Mission College Boulevard, Suite 101, Santa Clara, California 95054.

(c)                                  Within ten (10) business days after receipt of the final payment set forth in the Schedule, Plaintiff shall file a Satisfaction of the Amended Judgment.  Plaintiff shall send an endorsed filed copy of such dismissal to Defendant’s attorneys of record, Mitchell & Herzog, LLP, 550 Hamilton Avenue, Suite 230, Palo Alto, CA 94301.

7.                                       In the event that Defendant fails to make any of the payments set forth in Paragraph No. 6 above or to comply with any of the other terms or conditions of this Stipulation, such failure shall constitute an event of default (“Default”).  Immediately, upon the occurence of any Default, Plaintiff shall be free to take any action necessary to enforce and collect the full amount outstanding under the Amended Judgment.  As used herein, the term “amount outstanding” shall mean the sum of $546,532.32 plus any interest that has accrued on such sum under Paragraph No. 5 above, less any payments made by Defendant to Plaintiff hereunder.

8.                                       Except with respect to the rights and obligations created under this Stipulation, Plaintiff and Defendant fully and forever release, discharge and covenant not ever to sue or otherwise to institute legal or administrative proceedings against each other with respect to any matter, claim, liability, demand, obligation, cause of action or thing in action, of every nature, kind and description, in law, equity, or otherwise, whether or not now known or ascertained, which heretofore has existed, presently exists or in the future may exist, relating to or arising out of the Lease Agreement dated January 6, 1995, as amended, between Plaintiff and Defendant for the premises located at 324 Martin Avenue,

Santa Clara, California.

9.                                       With respect to the parties’ release as set forth above in Paragraph 4, the parties hereby expressly waive and relinquish any and all rights and benefits conferred upon them by the provisions of Section 1542 of the California Civil Code, which states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

10.                                 Unless expressly stated otherwise, whenever the phrase “Plaintiff” is used, it shall refer to and include JOHN ARRILLAGA, in his individual capacity and his capacity as Trustee of the John Arrillaga Survivor’s Trust UTA Dated 7/20/77, his heirs, executors, administrators, representatives, agents, attorneys, insurers, sureties, nominees, successors, transferees and assigns.  Similarly, unless expressly stated otherwise, whenever the phrase “Defendant” is used, it shall refer to and include MICRO COMPONENT TECHNOLOGY, INC. WHICH DOES BUSINESS IN CALIFORNIA AS MINNESOTA MICRO COMPONENT TECHNOLOGY, INC., a Minnesota corporation, its officers, directors, shareholders, employees, representatives, agents, attorneys, insurers, sureties, nominees, successors, transferees and assigns.

11.                                 This Stipulation is made and entered into in the State of California and shall in all respects be interpreted, enforced and governed by and under the laws of that state.

12.                                 Each party to this Stipulation represents and warrants that each person whose signature appears hereon has been duly authorized and has the full authority to execute this Stipulation on behalf of the person or entity who is a party to this Stipulation.

13.                                 This Stipulation contains the entire agreement between the parties and supersedes and replaces any and all prior or contemporaneous agreements or understandings, written or oral, with regard to the matters set forth in it.  This Stipulation may be amended or modified in whole or in part at any time only by an agreement in writing, executed in the same manner as this Stipulation.

14.                                 Plaintiff shall be entitled to collect from Defendant any further attorney’s fees and costs that he may incur in the future as the result of any Default, including, without limitation, any enforcement of the Amended Judgment.

15.                                 The parties and their attorneys have carefully and fully reviewed this Stipulation.  The parties and their attorneys have revised, or had an opportunity to revise, this Stipulation.  Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be utilized in the interpretation of this Stipulation.

16.                                 If any term, provision, covenant or condition of this Stipulation is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

17.                                 The parties agree to execute any document that is necessary to effectuate the terms, conditions, covenants and purposes of this Stipulation.

DATED:  May 11, 2005

/s/ JOHN ARRILLAGA
JOHN ARRILLAGA,
Trustee of the John Arrillaga
Survivor’s Trust UTA Dated 7/20/77

DATED: March 11, 2005	MICRO COMPONENT TECHNOLOGY INC.
WHICH DOES BUSINESS IN CALIFORNIA AS
MINNESOTA MICRO COMPONENT
TECHNOLOGY, INC., a Minnesota corporation

	By:	/s/ THOMAS P. MAUN
	Print Name:	Thomas P. Maun
	Title:	Chief Financial Officer

APPROVED AS TO FORM AND CONTENT:

MITCHELL & HERZOG LLP

By	/s/ GREGORY K. KLINGSPORN
GREGORY K. KLINGSPORN
Attorneys for Defendant

McGRANE, GREENFIELD, HANNON & HARRINGTON LLP

By	/s/ BERNARD S. GREENFIELD
BERNARD S. GREENFIELD
Attorneys for Plaintiff